REAFFIRMATION AND RATIFICATION AGREEMENT

                                                              January 26, 2005

Laurus Master Fund, Ltd.
c/o Laurus Capital Management LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

      Reference is made to the (a) Guarantee dated as of November 9, 2004 made by Thomas Equipment 2004 Inc. ("Thomas Canada") in favor of Laurus Master Fund, Ltd. ("Laurus"), (b) General Security Agreement dated as of November 9, 2004 made by Thomas Canada in favor of Laurus, (c) Security Agreement dated as of November 9, 2004 made by Thomas Canada in favor of Laurus, (d) Stock Pledge Agreement dated as of November 9, 2004 between Thomas Equipment, Inc. ("Thomas Equipment") and Laurus and (e) Stock Pledge Agreement dated as of November 9, 2004 between Thomas Canada and Laurus, as each such agreement may be amended, modified and supplemented from time to time (collectively, the "Agreements").

      To induce Laurus to provide additional financial accommodations to Thomas Equipment and Thomas Ventures, Inc. ("Thomas Ventures") and amend the Security and Purchase Agreement dated as of November 9, 2004 among Thomas Equipment, Thomas Ventures and Laurus (the "Amended Security Agreement"), each of the undersigned hereby:

            (a) represents and warrants to Laurus that it has reviewed and approved the terms and provisions of the Amended Security Agreement and the documents, instruments and agreements entered into in connection therewith;

            (b) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the Amended Security Agreement;

            (c) acknowledges, ratifies and confirms that all liabilities and obligations of each of the undersigned under the Agreements include, without limitation, all obligations and liabilities of Thomas Equipment and Thomas Ventures under the Amended Security Agreement;

            (d) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned's obligations under any Agreement; and

            (e) acknowledges, ratifies and confirms the grant by each such undersigned to Laurus of a security interest and charge, to the extent applicable, in the assets of such undersigned as more specifically set forth in the Agreements and the Amended Security Agreement, as applicable.

         This agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                        Very truly yours,



                                        THOMAS EQUIPMENT 2004 INC.


                                        By: /s/DAVID MARKS
                                           -------------------------------------
                                           Name:  David Marks
                                           Title: Chairman


                                        THOMAS EQUIPMENT, INC.


                                        By: /s/ DAVID MARKS
                                           -------------------------------------
                                           Name:  David Marks
                                           Title: Chairman


                                        THOMAS VENTURES, INC.


                                        By: /s/ DAVID MARKS
                                           -------------------------------------
                                           Name:  David Marks
                                           Title: Chairman


                                       2